Exhibit 10.2

AMENDMENT TO CENTRAL BANCOMPANY, INC.
RESTRICTED STOCK PLAN

October 9, 2025

This Amendment (this “Amendment”) to the Central Bancompany, Inc. Restricted Stock Plan (the “Restricted Stock Plan”) is made by Central Bancompany, Inc., a Missouri corporation (the “Company”) as of the date set forth above.

WHEREAS, the Company sponsors and maintains the Restricted Stock Plan;

WHEREAS, pursuant to its Second Amended and Restated Articles of Incorporation, which were adopted by the shareholders of the Corporation on April 16, 2025, the Company amended its capital structure such that all outstanding shares of Class B common stock were reclassified into Class A common stock on a one-for-one basis;

WHEREAS, the Restricted Stock Plan provides for awards of the Company’s Class B common stock;

WHEREAS, on the date of this Amendment, the Company has adopted the Central Bancompany, Inc. 2025 Equity Incentive Plan (the “2025 Plan”);

WHEREAS, Section 5.2(a) of the Restricted Stock Plan provides that, in the event of a change in the capital structure of the Company, the Company’s Board of Directors may make such adjustments as it deems necessary to reflect such change; and

WHEREAS, Section 5.7 of the Restricted Stock Plan provides that the Company’s Board of Directors may at any time amend or terminate the Plan, provided that such termination or amendment may not adversely affect the rights of a participant under a Stock Award (as defined in the Restricted Stock Plan) without the consent of such holder.

NOW, THEREFORE, the Restricted Stock Plan is hereby amended as follows:

1.     Definition of “Stock”. For purposes of the Plan and each outstanding Stock Award thereunder, references to the Company’s Class B common stock shall be amended to be references to the Company’s Class A common stock.

2.     Plan Termination. Effective as of and subject to the effectiveness of the 2025 Plan, no further awards shall be granted under the Restricted Stock Plan; provided, that this amendment shall not impact any outstanding Stock Awards.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by the undersigned authorized representative on the date set forth above.

Central bancompany, inc.

By:	/s/ Robert M. Robuck
Name:	Robert M. Robuck
Title:	Vice Chairman